Exhibit (p)(28)

BNP PARIBAS INVESTMENT PARTNERS USA

CODE OF ETHICS

OCTOBER 2011

Covering

BNP PARIBAS INVESTMENT PARTNERS USA HOLDINGS INC.

FISCHER FRANCIS TREES & WATTS, INC.

BNP PARIBAS ASSET MANAGEMENT, INC.

FORTIS INVESTMENT MANAGEMENT USA, INC.

Revised October, 2011

CONTENTS

A.	CODE OF ETHICS

I.	INTRODUCTION

II.	DEFINITIONS

III.	CONFLICTS OF INTEREST

IV.	CONFIDENTIALITY

V.	POLICIES GOVERNING BUSINESS ETHICS AND POSSIBLE CONFLICTS OF INTEREST

VI.	STANDARDS OF CONDUCT AND REQUIREMENTS RELATING TO PERSONAL ACCOUNT DEALING

VII.	RESPONSIBILITY FOR ADMINISTRATION OF THE CODE

VIII.	RECORDKEEPING REQUIREMENTS

IX.	FREQUENTLY ASKED QUESTIONS

B.	CONTINUING EDUCATION AND TRAINING

Attachments:

Exhibit 1:	Initial Certificate of Receipt

Exhibit 2:	Annual Compliance Certificate

Exhibit 3:	Quarterly Report of Gifts Valued Over $100 and Entertainment Valued Over $250

Exhibit 4:	Request for Pre-Approval

Exhibit 5:	Quarterly Report of Personal Investment Transactions

Exhibit 6:	Initial and Annual Report of Securities Holdings

Exhibit 7:	Initial and Annual Employee Disclosure Information Statement

Exhibit 8:	Certificate of Receipt – Amended Code of Ethics

Exhibit 9:	Outside Activity Disclosure Form

Exhibit 10:	Annual Training Sheet

Exhibit 11:	Quarterly Report of Political Contributions

A. CODE OF ETHICS

I.	INTRODUCTION

This Code of Ethics (the “Code”) sets forth the policies and procedures of BNP Paribas Investment Partners USA (“BNPP IP”), and BNPP IP’s affiliated companies in the US1 (each of BNPP IP and its affiliated companies, a “Firm” and collectively, the “Firms”) regarding business ethics, confidentiality and personal account dealing. The conduct of any Covered Person (as defined below) both inside and outside a Firm must recognize that the Firm’s clients always come first and that such individual must avoid any abuse of his or her position of trust and responsibility. Each Covered Person is expected to adhere to the highest standards of professional, legal and ethical conduct and must avoid any situation that may give rise to an actual or potential conflict of interest, or the appearance of a conflict, with a client’s interests. Each Covered Person is required to comply with all applicable laws of the jurisdiction to which the Covered Person is subject, including but not limited to the Federal Securities Laws.

BNPP IP’s reputation is one of its most important assets. Covered Persons must exercise reasonable care and professional judgment to avoid engaging in any actions that may put BNPP IP’s reputation and image at risk. Strict adherence to this Code and each Firm’s Advisers Act of 1940 Policies and Procedures is crucial to the continuing success and profitability of BNPP IP.2 Violations of this Code and of a Firm’s Advisers Act of 1940 Policies and Procedures Manual may subject an employee to civil and criminal liabilities, penalties or fines, imprisonment, legal prohibition against further employment in the securities industry and internal disciplinary actions, including dismissal from employment for cause. In the event of dismissal for cause, an employee may lose certain benefits from BNPP IP, the relevant Firm(s) and/or under applicable unemployment insurance laws. The relevant Firm(s) will investigate any matter for which the facts suggest that the Code of Ethics may have been violated.

This Code is adopted pursuant to Rule 204A-1 of the Advisers Act and Rule 17j-1 under the Investment Company Act. Under this Code, each Covered Person is deemed an “access person” of each Firm.

Upon becoming a Covered Person, you are required to read and understand the policies and procedures contained in this Code of Ethics and sign the Certificate of Receipt attached hereto on Exhibit 1 acknowledging that you have received, reviewed, understand and agree to be bound by the Code of Ethics. Thereafter, on an annual basis all Covered Persons are required to certify their compliance with the provisions of the Code of Ethics by completing the form attached hereto on Exhibit 2. In addition, upon the making of any material amendments to the Code of Ethics, the Firms will distribute the amended Code of Ethics to each Covered Person, who will be required to read and understand the policies and procedures contained in the amended Code of Ethics and sign the Certificate of Receipt – Amended Code of Ethics attached hereto on Exhibit 8 acknowledging that he/she has received, reviewed, understands and agrees to be bound by the amended Code of Ethics.

All questions concerning the interpretation or application of the policies and procedures set forth in this Code of Ethics should be addressed to the Chief Compliance Officer or her delegee. All Covered Persons are encouraged to seek advice with respect to any action or transaction which may violate this Code of Ethics and to refrain from any action or transaction which might lead to the appearance of a violation. Upon commencement of employment, and on an annual basis thereafter, all employees are required to complete the Initial and Annual Employee Disclosure Information Statement attached as Exhibit 7. At any point during employment, if an employee is or becomes the subject of an investigation (as described in Exhibit 7),

[1]

United States affiliates of BNPP IP currently include BNP Paribas Investment Partners USA Holdings Inc., Fischer Francis Trees & Watts, Inc. (“FFTW”), BNP Paribas Asset Management, Inc. (“BNP PAM”), and Fortis Investment Management USA, Inc. (“FIM”) (together, the “BNP Paribas Investment Partners Group USA”).

[2]

The requirements of this Code are in addition to those set out in each Firm’s other policies and procedures, including but not limited to each relevant Firm’s Advisers Act of 1940 Policies and Procedures Manual, which Covered Persons are also required to read and comply with.

Revised October, 2011

prosecution, or a conviction of any offence involving fraud or dishonesty, the employee must report this information immediately to a member of the Compliance Department. In the event there are no interim changes, each employee is still required to provide a completed Employee Disclosure Information Form attached hereto as Exhibit 7 on an annual basis.

II.	DEFINITIONS

1. “Beneficial Ownership” is to be determined in the same manner as it is determined for purposes of Rule 16a1-(a)(2) under the 1934 Act (as defined below). This means that a person should generally consider himself or herself the beneficial owner of any securities, Derivatives or other financial instruments of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities, Derivatives or other financial instruments.3

2. “BNP Paribas Securities” include all securities, Derivatives or other financial instruments concerning directly or indirectly the capital of BNP Paribas S.A. (equities, bonds and in a general way any title or negotiable security transferable including the financial derivative contracts or options whose underlying instrument is BNP Paribas) other than the certificates of deposit.

3. A “Conflict of Interest” or “Conflict” is a situation where, in the framework of the activities of BNPP IP, the interest of BNPP IP and/or of their clients and/or of their Covered Persons is in competition, either directly or indirectly. An “Interest” is a benefit of any nature, material or immaterial, professional, commercial, financial or personal.

4. “Covered Person” generally includes any director, officer, manager, employee or individual (including, without limitation, consultants, trainees, interns and temporary staff whose employment is expected to last for 6 months or more4) having a function or role at any Firm. Please note that temporary staff or personnel with access to client portfolio holdings are deemed Covered Persons regardless of expected length of temporary employment.

The term also includes an appointed representative of any Firm or any employee of an appointed representative. The term does not include the directors of any Firm who are not involved in the day-to-day activities of any Firm and who (i) do not have access to non-public information regarding (A) client securities transactions or (B) portfolio information regarding portfolio holdings of any SEC-registered funds or (ii) are not involved in making securities recommendations to clients, or do not have access to such recommendations when they are non-public. Accordingly, these directors are not “access persons” under Rule 204A-1 of the Advisers Act or “advisory persons” under Rule 17j-1 of the Investment Company Act.

5. “Derivative” a financial instrument, the value of which is derived from the value of an underlying asset. The underlying asset could be a physical commodity, an interest rate, a share of common stock, a stock index, a currency, or virtually any other tradable instrument upon which two parties can agree. Indices and index options traded on an equity exchange, equity exchange-traded options, and exchange traded funds are not deemed Derivatives. All futures products are Derivatives for the purposes of this Code, even if they are also regulated as securities.

6. “Discretionary Account” is a Reportable Account where the Covered Person has transferred all investment discretion to a third party. The Covered Person has no investment discretion over such account. A Management Agreement must be forwarded to Compliance for record keeping purposes.

[3]

Unless the Covered Person does not have any direct or indirect influence or control over the account in question, generally a Covered Person will be regarded as having beneficial ownership of securities held in his or her name, or in the name of any of the following persons: (1) his or her non-separated spouse or minor child; (2) a relative sharing the same house; (3) anyone else, if the Covered Person: (a) obtains benefits substantially equivalent to ownership of the securities; or (b) can obtain ownership of the securities immediately or at some future time. If anyone has questions regarding this policy concerning relatives of a Covered Person, he or she should discuss the situation with a member of the Compliance Department.

[4]	The Compliance Department has discretion to determine, on a case by case basis, whether a particular person should or should not be subject to this Code of Ethics.

7. “Entertainment” refers to reasonable and customary business entertainment, such as meals, drinks, parties and receptions, and sporting or cultural events (such as attendance at a game or performance, or a round of golf), where the actual or prospective client, counterparty or Supplier is present. Entertainment must not be so lavish or extraordinary as to call into question the motives of the donor and recipient or to cause embarrassment to BNPP IP if publicized. If the donor is not present at an event – for example, the donor gives a pair of tickets to a sporting event to a BNPP IP employee – then the tickets must be considered a Gift and not Entertainment.

8. “Federal Securities Laws” includes without limitation the Securities Act of 1933, as amended (the “1933 Act”); the Securities Exchange Act of 1934, as amended (the “1934 Act”); the Sarbanes Oxley Act of 2002, as amended; the Investment Company Act of 1940, as amended (the “Investment Company Act”); the Investment Advisers Act of 1940, as amended (the “Advisers Act”); Title IV of the Gramm-Leach Bliley Act, as amended; the Bank Secrecy Act as it applies to funds and investment advisers; and any rules adopted under any such act as well as any amendments thereto (collectively, “the Federal Securities Laws”).

9. “Gift” must be understood in its broadest meaning to include benefits, amenities, donations of all types, material or immaterial (e.g., objects, financial products and services of all types, including, e.g., being designated as the beneficiary of a life insurance contract or bequest and being given access to other benefits), regardless of the cause.

10. “Initial Public Offering” or “IPO” means an offering of equity or debt securities registered under the 1933 Act, as amended of an issuer not previously subject to reporting requirements.

11. “Investment Personnel” or “Investment Person” means any Covered Person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a Firm, or whose functions relate to the making of any recommendations with respect to purchases or sales of securities for Managed Accounts, as defined below, including without limitation portfolio managers, portfolio analysts, traders, portfolio constructors and credit analysts.

12. “Limited Offering” means an offering that is exempt from registration under the 1933 Act.

13. “Managed Account” means any account for which a Firm acts as an investment adviser or sub-adviser.

14. “Related Person” generally includes: (ii) any family members who are financially dependent upon the Covered Person including, without limitation, non-separated spouse or partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law; (ii) any family members or other person residing in the same household as a Covered Person; and (iii) any individual over whose account a Covered Person has direct or indirect control.

15. “Reportable Accounts” include, but are not limited to, the following securities, Derivatives or commodities accounts: (i) any account in which the Covered Person has an interest or has the power, directly or indirectly, to make investment decisions; (ii) any account of the Covered Person’s non-separated spouse; (iii) any account of any child of the employee, or the spouse of any such child, if such child or spouse resides in the same household with or is financially dependent on the employee; (iv) any account of any other person related to the employee by blood or marriage over whose account the employee has control; and (v) any account of any other person to whose financial support the employee contributes materially or over whose account the employee has control.

16. “Supplier” refers to any company or service provider associated with a process of selling goods or services to BNPP IP and, more generally, any counterparty of BNPP IP (other than a client, hereafter referred to as a supplier). The term Supplier refers both to the legal entity and to any natural person representing, or tied to, the company or service provider.

17. “Transactions” are personal investment transactions in securities, Derivatives or other financial instruments executed by a Covered Person, Related Person or third party in any account, including but not limited to Reportable Accounts, outside the context of such person’s professional function. Transactions also include any other acquisition or disposition of Beneficial Ownership in securities, Derivatives or other financial instruments (including, among other things, the writing of an option to purchase or sell a security or other financial instrument).

III.	CONFLICTS OF INTEREST

A. Introduction. Managing Conflicts of Interest so as to avoid their existence or to prevent their abuse is essential for each Firm. Conflicts of Interest can be understood as the situation in which a Firm or Covered Person serving more than one interest can benefit by favoring one interest at the expense of others. There are essentially three types of Conflicts of Interest that a Firm may face:

•	Conflicts between BNPP IP and one or more clients;

•	Conflicts between two or more clients; and

•	Conflicts between a BNPP IP Covered Person and one or more clients.

Conflicts of Interest may arise in the normal course of business, and there is nothing inherently improper if they do exist. What is essential is that a Covered Person recognize when a Conflict exists and that such Conflicts not be abused. As a general matter, an abuse of a Conflict of Interest occurs when a Firm or its Covered Persons takes advantage of a Conflict situation in violation of customary market practices, fiduciary responsibilities, or applicable laws and regulations. BNPP IP and its Covered Persons must manage Conflicts of Interest, either actual or potential, so as to not abuse a Conflict of Interest situation and to avoid violating its obligations to clients and applicable laws and regulations.

B.	Managing Potential Trading Conflicts

No Favoritism. No Managed Account shall be unfairly favored with respect to the selection of securities, foreign exchange contracts or Derivatives, sale of securities, foreign exchange contracts or Derivatives, or timing of purchase or sale of securities, foreign exchange contracts or Derivatives over any other Managed Account.

Transactions with Other Managed Accounts. No securities, foreign exchange contracts or Derivatives shall be sold to or purchased from one Managed Account by another Managed Account, and no securities, foreign exchange contracts or Derivatives shall be sold to or purchased from any of the Firms by any Managed Account, unless approved by the Chief Compliance Officer or her delegee.

Selection of Dealers. All securities, foreign exchange contracts or Derivatives purchased and sold for Managed Accounts shall be purchased from and sold to established securities dealers, which shall be selected in a manner consistent with seeking to obtain best execution of all securities, foreign exchange contracts or Derivatives transactions for each Managed Account. Covered Persons must comply with each Firm’s policies and procedures regarding soft dollar arrangements.

Block Purchases. As an adviser and a fiduciary to its clients, each Firm places its clients’ interests first and foremost. Consistent with this fiduciary duty, each Firm’s trading procedures seek to insure that all clients are treated fairly and equitably and that no client account is advantaged or disadvantaged over another. In furtherance of this policy, each Firm has adopted policies and procedures regarding trade aggregation and allocation. For information regarding a particular Firm’s policies and procedures regarding allocation block purchases, please see that Firm’s policies and procedures manual.

IV.	CONFIDENTIALITY

Prohibition on Trading On the Basis of Confidential Information. Confidential information is known by virtually every Covered Person. No confidential information should be used by any Covered Person5 for any direct or indirect personal benefit during the term of such person’s relationship with BNPP IP or a Firm or after such relationship has ended. This restriction applies regardless of the source of such information and includes trading securities, foreign exchange contracts or Derivatives on the basis of such confidential information or advising others to trade on such basis.

When is Information “Confidential”? In general, any information received from any source (whether in the course of employment or otherwise) that a Covered Person does not know to have been publicly disseminated should be assumed by such Covered Person to be non-public, confidential information. A Covered Person should not regard information as having been “publicly disseminated” unless he or she can point to some fact or event demonstrating that the information is generally available; for example, disclosure of the information in a press release, in daily newspapers or in public disclosure documents such as prospectuses or annual reports. If a Covered Person is unclear whether information is confidential, he or she should consult the Chief Compliance Officer or delegee.

Confidential information may be related to BNPP IP, a Firm, its clients, its employees or other business or governmental entities. Examples of confidential information include, but are not limited to, information concerning the securities, foreign exchange contracts or Derivatives transactions of a client or of any Firm before they are executed, investment guidelines and policies of clients that are not publicly known, or the operations or condition of any client.

Procedures Regarding Confidential Information. Confidential information should never be disclosed to any outsider (including any relative of a Covered Person). Caution is to be taken against making even casual remarks which might disclose information of a confidential nature or allow the appearance of such disclosure. This applies not only during work and in public places but also at home and in all outside social contacts. Care should be exercised in discussing confidential matters in elevators, at restaurants or in other places where outsiders may be present or where outsiders could obtain confidential information they should not have. Unnecessary copying of confidential documents should be avoided and documents containing confidential information should be securely maintained and should not be displayed in elevators or left in conference rooms, on desks, or in other locations where they may be seen by outsiders or by unauthorized personnel. Extra or unnecessary documents containing confidential information should be promptly destroyed.

Covered Persons are also subject to and must comply with applicable insider trading policies and procedures, which procedures supplement this Code of Ethics. Inside information is information which is considered to be both “material” and “non-public.” Insider trading is a crime and the penalties for violating the law include imprisonment, disgorgement of profits and civil and criminal fines. Insider trading could result in serious sanctions by the firm, including dismissal from employment. Employees are prohibited from using any confidential information for any direct or indirect personal benefit during the term of employment and after such relationship has ended. This restriction applies regardless of the source of such information and includes trading securities on the basis of such confidential information or advising others to trade on such a basis.

Trade Secrets. All computer programs, investment methods and techniques, trade secrets and other confidential information developed, created or obtained by or with the assistance of any Covered Person during his or her relationship with BNPP IP or a Firm is the property of BNPP IP or the Firm and no Covered Person has or may exercise any ownership or other rights or interest in any such property or information. A Covered Person may not use any trade secrets, property or confidential information during the course of any future employment. Upon termination of a Covered Person’s relationship with BNPP IP or a Firm, such Covered Person should return to BNPP IP and the Firm all confidential information and trade secrets he or she may have obtained as a result of the Covered Person’s relationship with BNPP IP or the Firm.

[5]	These Confidentiality procedures apply equally to Covered Persons and their Related Persons as well as any other third party to which any confidential information has been disclosed.

V.	POLICIES GOVERNING BUSINESS ETHICS AND POSSIBLE CONFLICTS OF INTEREST

The purpose of these policies is to ensure that the interest of each Firm’s clients, and those of each Firm and BNPP IP in general, come before what might, in any circumstances, be construed as a Covered Person’s own individual interest or benefit.6

Conflicts of Interest, the potential for Conflicts, or even the appearance of such Conflicts are to be avoided. A Covered Person’s decisions about the best interests of the clients should not be compromised or appear to be compromised by his or her investments or other economic or personal interests. Questions of proper business ethics and Conflicts of Interest are often difficult to discern and to resolve. If there is any question regarding what constitutes a Conflict of Interest, a Covered Person should consult a senior officer of the relevant Firm or the Compliance Department for an interpretation of a situation before he or she acts.

Outside Activity. Covered Persons are encouraged to engage in worthy activities for their community or personal development. Such activities, however, should not be allowed to impair the working efficiency or responsibilities of the individual. Covered Persons may from time to time be asked to serve as directors, advisors, employees or in other forms of participation in other companies or organizations. Because such commitments can involve substantial responsibilities and potential Conflicts of Interest or the appearance of such Conflicts, Covered Persons should not accept such positions without the prior written approval of the Compliance Department. Once obtained, evidence of the approval must be provided to the relevant Firm’s Chief Compliance Officer or delegee.

Covered Persons must seek pre-approval of such outside activities by submitting a signed and completed “Outside Activity Disclosure Form”, in the form of Exhibit 9 hereto, to the Compliance Department. (Each newly employed Covered Person must submit the same form upon commencement of his or her employment to the Compliance Department for approval.)

Personal Finance. In addition to the specific limitations regarding personal account dealing (see the following Article VI), unless otherwise approved in advance by the Chief Compliance Officer, or delegee, Covered Persons are prohibited (other than by ownership of publicly traded securities) from having a direct or indirect interest or investment in any dealer, broker or other current or prospective supplier of goods or services from which the Covered Person might materially benefit or appear to benefit as a consequence of BNPP IP or any Firm’s activities with the entity. If there is any question, a Covered Person should consult a member of the Compliance Department for an interpretation of a situation before he or she acts.

Generally, Covered Persons are expected to conduct their personal finances and investments in a prudent manner. In the event that a Covered Person is subject to more stringent standards or rules by virtue of professional licenses or otherwise, they must comply with those more stringent requirements.

Gifts and Entertainment.

A. Introduction. Among BNPP IP’s objectives are to best protect its clients’ interests and to manage Conflicts of Interest effectively. Accordingly, it is the duty of all Covered Persons in contact with actual or prospective clients, counterparties or Suppliers to adhere at all times to BNPP IP’s rules in this area.

[6]	In certain circumstances it may be necessary to disclose the existence of the Conflict to the relevant client.

B. Scope of Application. This Gift Policy deals only with commercial relationships between, on the one hand, BNPP IP and its Covered Persons, and, on the other hand, its actual or prospective clients, counterparties or Suppliers (“Covered Relationships”). It is not intended to deal with corruption or influence-peddling issues which are more specifically addressed in the Firms’ Political Contributions Policies and Procedures.

NOTE: In general, the rules and guidelines with regard to accepting Gifts and Entertainment from actual or prospective clients, counterparties and Suppliers also apply to providing Gifts to actual or prospective clients, counterparties and Suppliers.

C. Policy. As a matter of policy, BNPP IP and its Covered Persons should not give or accept Gifts or other inducements where doing so is likely to conflict in a material way with any duty which a Firm owes to its clients. In order to ensure that such conflicts do not arise, the following procedures must be complied with when accepting or giving Gifts in the course of conducting business on behalf of a Firm. Covered Persons must implement this Policy in good faith and may not use another person or means to circumvent this Policy.

1. Reasonable Gifts and Entertainment. It is strictly forbidden for any Covered Person to give a Gift to, or receive a Gift from, or give or accept Entertainment to or from an actual or prospective client, counterparty or Supplier that exceeds a “reasonable value.” For these purposes, “reasonable value” is defined as a value unlikely to compromise the independence of its recipient or his/her judgment, and unlikely to cast doubts on his/her integrity or to seem disproportionate to the business relationship in question (“Reasonable Gift or Entertainment”). As a general matter, a Gift valued at $100 or less would be considered a Reasonable Gift and need not be reported or approved absent circumstances to the contrary. Entertainment valued at $250 or less would be considered Reasonable Entertainment and need not be reported or approved absent circumstances to the contrary. In the interest of clarity, all Gifts and Entertainment given or received between a Covered Person and a particular individual or entity during a quarter which individually are less than $100 (in the case of Gifts) or $250 (in the case of Entertainment) shall be aggregated for Gift and Entertainment Approval and Reporting purposes in determining the $100 Gift or $250 Entertainment thresholds. Lavish Gifts or Entertainment are not acceptable under any circumstances.

2. Gifts and Entertainment Approval and Reporting. In accordance with BNPP IP policy, a Covered Person can not give or receive Gifts with a value in excess of $100, or Entertainment with a value in excess of $250, without written approval (in the form of email or otherwise) from the Covered Person’s supervisor or line manager. In the event that such a Gift or Entertainment is received, it must be immediately reported to the Covered Person’s supervisor or line manager. If the Covered Person’s supervisor, or line manager, as the case may be, believes the receipt of such Gift or Entertainment creates the appearance of conflict, the Gift must be returned or the Entertainment must be declined. In the event such a Gift or Entertainment is to be offered by the Covered Person, prior written approval (in the form of email or otherwise) of the Covered Person’s supervisor or line manager must be received.

Also, in accordance with BNPP IP policy, a Covered Person can not give or receive Gifts with a value in excess of $200, or Entertainment with a value in excess of $500, without written approval (in the form of email or otherwise) from the Compliance Department and the Covered Person’s supervisor or line manager. In the event that such a Gift or Entertainment is received, it must be immediately reported to the Compliance Department and the Covered Person’s supervisor or line manager. If the Compliance Department or the Covered Person’s supervisor, or line manager, as the case may be, believes the receipt of such Gift or Entertainment creates the appearance of conflict, then the Gift must be returned or the Entertainment declined. In the event either Gifts or Entertainment are to be offered by the Covered Person, prior written approval (in the form of email or otherwise) of the Compliance Department and the Covered Person’s supervisor or line manager must be received.

NOTE: In the event that a Covered Person is subject to more stringent standards or rules relating to Gifts and Entertainment by virtue of professional licenses or otherwise (e.g., Registered Representatives), they must comply with those more stringent requirements.

D. Quarterly Reporting. All Gifts valued over $100 and Entertainment valued over $250 must be reported to the Compliance Department on a quarterly basis by completing the Gift and Entertainment form attached hereto on Exhibit 3. All Gifts and Entertainment given or received between a Covered Person and a particular individual or entity during a quarter which individually are less than $100 (in the case of Gifts) or $250 (in the case of Entertainment) shall be aggregated for Gift and Entertainment Approval and Reporting purposes in determining the $100 Gift or $250 Entertainment thresholds. The Compliance Department shall maintain a register of all Gifts and Entertainment exceeding $100 in value.

E Special Case: Events held by BNPP IP or the Business Line

Events or seminars held by BNPP IP (such as training seminars, due diligence visits, study trips or trips that include entertainment) to provide information and/or training to Clients, or promote BNPP IP’s image or services, are not included in this Gift and Entertainment Policy, as long as the following conditions are met:

Events or seminars of this type of should include working sessions on subjects linked directly to asset management and account for at least 50% of the program’s duration. This program, the corresponding budget and the expected guest list must be documented and approved, and a copy of the file and approval shall be forwarded to the Chief Compliance Officer.

F. Gifts and Entertainment of Government Officials and Pension Plan Officials. Gifts to or from, or entertainment of or by, government officials and pension plan officials (public and private plans) is not permitted without prior guidance from the Compliance Department. The term “government official” is widely defined and includes, but is not limited to: politicians, government ministers, local authority officials, members of the tax authorities and the police or similar bodies. Particular care needs to be taken when abroad on business. Applicable legislation may prohibit making payments to foreign government and other officials. The prohibitions cover cash or cash equivalents and also cover direct and indirect payments, including making an offer and using agents or other third parties. Such payments are likely to be an offence both in the host country where the payment is made as well as the home country of the individual. The term “pension plan official” also should be broadly interpreted and includes plan trustees, members of an employer’s investment committee, and other employees with any responsibility for the selection of investment managers or the investment of assets for the pension plan. If there is any doubt, contact the Compliance Department for guidance.

G. Political Contributions to State and Local Government Officials and Candidates.

As registered investment advisers, each Firm has adopted policies and procedures governing political contributions7 and other payments to public officials by each Firm and its Covered Persons (the “Political Contributions Policies and Procedures”). Below is a summary of the pre-approval and reporting requirements of the policy, as well as a general overview of its application to non-US citizens (i.e., “Foreign Nationals”). Any questions regarding the application or scope of the Political Contributions Policies and Procedures should be directed to the Compliance Department.

1. Pre-Approval. Pursuant to the Political Contributions Policies and Procedures, all Covered Persons must obtain pre-approval before making any contribution or payment, directly or indirectly, to any state or local government official, candidate for state or local office, or any political party or political action committee, and before performing any politically motivated solicitation activities. Further, Covered Persons

[7]

For purposes of this policy, “political contribution” generally includes any gift, subscription, loan, advance, deposit of money, or anything of value contributed or paid to an elected official or candidate.

are prohibited from making any contributions or other payments on behalf of BNPP IP generally or any individual Firm. This policy does not apply to contributions to officials or candidates for national office (the President, Vice-President, Senator, or Member of the House of Representatives), unless they also currently are a state or local government official or candidate.

2. Reporting. On a quarterly basis, all Covered Persons are required to completed Exhibit 11 affirmatively representing that, except as approved in accordance with the previous paragraph, they have not made a political contribution, either on their own behalf or on behalf of BNPP IP or any individual Investment Partner, directly or indirectly, to any state or local government official, candidate for state or local office, or any political party of a state or political subdivision thereof, or to a political action committee in the prior quarter.

3. Foreign Nationals. The Federal Election Campaign Act (“FECA”) prohibits any Foreign National from contributing, donating or spending funds in connection with any federal, state, or local election in the United States, either directly or indirectly. It is also unlawful to help Foreign Nationals violate that ban or to solicit, receive or accept contributions or donations from them. Persons who knowingly and willfully engage in these activities may be subject to fines and/or imprisonment.

VI.	STANDARDS OF CONDUCT AND REQUIREMENTS RELATING TO PERSONAL ACCOUNT DEALING

A. Statement of Policy. BNP Paribas encourages its Covered Persons to develop personal investment programs that are not speculative in nature and are not aimed at deriving short-term trading profits. It is the policy of BNPP IP in the US that all Covered Persons manage their personal account dealing activities in a manner that does not breach any US laws or regulatory requirements, does not distract them from their employment duties and is free from unacceptable business, ethical and reputational Conflicts of Interest.

The general principles governing personal account dealing are:

(a) Covered Person’s personal accounts and investment activities must conform with all applicable laws, regulations and sound business practices;

(b) Consistent with BNPP IP’s fiduciary obligations to clients, the duty at all times to place the interests of clients first;

(c) The requirement that all Transactions be conducted in accordance with this policy and in such a manner so as to avoid any actual or potential Conflict of Interest or any abuse of a Covered Person’s position of trust and responsibility.

Each Firm will consider these principles when reviewing personal account dealing activities by Covered Persons and violations of these principles will be addressed in much the same manner as violations of the specific restrictions set forth in this Code of Ethics.

B.	Scope

1. Persons. This personal account dealing policy applies to all United States based Covered Persons of BNPP IP (including, without limitation, consultants, trainees, interns and other temporary staff whose employment is expected to last for 6 months or more) and their Related Persons.8 Please note that temporary staff or personnel with access to client portfolio holdings are deemed Covered Persons regardless of expected length of temporary employment.

[8]	This Personal Account Dealing Policy applies equally to Covered Persons and their Related Persons. In certain instances, only Covered Persons will be referred to for the sake of simplicity.

Generally, all consultants, trainees, interns and other temporary staff whose employment is expected to last for less than 6 months, and who DO NOT have access to client portfolio holdings, may not enter into any Transactions for which pre-approval is required during the duration of their tenure with BNPP IP (such persons will, however, be reviewed by Compliance on a case by case basis to determine whether they should be subject to this personal account dealing policy). Expatriate staff must comply with the personal account dealing rules for all their Reportable Accounts regardless of whether those Reportable Accounts are located in the Territory or outside. The responsibility for monitoring Transactions of expatriate staff is assigned to the Compliance team of the territory where the expatriate staff has been seconded.

2. Reportable Accounts. This personal account dealing policy applies to all “Reportable Accounts” in the United States and foreign held. Discretionary Accounts must be disclosed to the Compliance Department along with a copy of the management agreement; however, they are not subject to the pre-approval or reporting requirements of this personal account dealing policy found in Section VI. C.

C.	Pre-Approval.

1. Transactions. Covered Persons and Related Persons must obtain pre-approval from the Compliance Department, pursuant to the procedures set forth below, before executing any Transactions, directly or indirectly, in any of the following types securities, Derivatives or other financial instruments:

(i) Fixed income securities;

(ii) Shares in listed and unlisted companies and options on the same

(iii) Derivatives (excluding indices and index options traded on an equity exchange)

(iv) IPOs

(v) Limited Offerings (e.g., Private Equity, Venture Capital or Hedge Funds)

(vi) Client funds managed by BNPP IP

(vii) Commodities

There is no pre-approval or reporting (quarterly, annual or otherwise) required for participation (purchases) in BNP Paribas’ DSPP program, but any sales are subject to pre-approval and reporting (quarterly, annual or otherwise). Any such sales should also be coordinated with Human Resources.

2. Procedure for Pre-approval. Each Transaction requiring pre-approval should be described on the appropriate form, attached hereto on Exhibit 4, and submitted for approval to the Chief Compliance Officer or her delegee.

For Investment Personnel the approval process is a two stage process. First, pre-approval must be obtained from the relevant Investment Personnel’s supervisor or supervisor’s delegee, and, secondly, pre-approval must be obtained from the Chief Compliance Officer or her delegee.

Covered Persons and Related Persons may not execute a proposed Transaction, directly or indirectly, in any account until the pre-approval is received. Any Transactions (other than Exempt Transactions) executed without prior approval will be in violation of this policy.

Approvals remain in effect until the end of the first business day following the day on which the Covered Person’s approval was issued unless otherwise communicated by the Chief Compliance Officer or her delegee. In the interest of clarity, conditional orders (e.g., sell stop orders) require pre-approval.

D.	Exempt Transactions

1. Defined. “Exempt Transactions” means Transactions in securities, Derivatives or other financial instruments that are NOT subject to the pre-approval requirements in Section VI. C. of the Code and include:

(i) United States Government Treasury Securities, as well as any other Investment Grade Sovereign Debt based on such;

(ii) bankers’ acceptances, bank certificates of deposit and time deposits, commercial paper and high quality short-term debt instruments (less than 270 days), including repurchase agreements;

(iii) Open-end mutual funds (unless a Firm acts as the investment adviser, sub-advisor or principal underwriter for such fund) and unit investment trusts if the unit investment trust is invested exclusively in mutual funds (unless a Firm acts as the investment adviser, sub-advisor or principal underwriter for the trust);

(iv) Index options traded on an equity exchange;

(v) Exchange traded-funds (ETFs) organized as open-end funds and ETF options; Exchange Traded Funds organized as unit investment trusts

(vi) Transactions in Discretionary Accounts and contributions to the same;

(vii) Transactions that result from a corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.); and

(viii) Currency Transactions (excluding Derivatives which are subject to pre-approval and reporting requirements);

(ix) Transactions in equity securities of fewer than 500 shares, aggregated within a 30 day calendar period AND whose market capitalization is US$5 Billion or greater;

(x) Transactions in fixed income securities with a cost basis of US$50,000 or less in the same issuer, aggregated within a 30 day calendar period.

2. Reporting. As set forth in Section VI. H. of the Code, Exempt Transactions are subject to reporting requirements.

E.	The Account Approval Process

All Covered Persons (and their Related Persons) are required to disclose to the Compliance Department, in writing, any Reportable Accounts that they maintain whether within or outside of the United States (attached as Exhibit 5). For all Reportable Accounts, Covered Persons and Related Persons must provide account statements for the relevant quarter to the Compliance Department.

1. New Accounts. All Covered Persons (and their Related Persons) are required to notify the Compliance Department promptly upon opening any new Reportable Account.

2. Discretionary Accounts. As explained above, Discretionary Accounts must be disclosed to the Compliance Department along with a copy of the management agreement. In addition, the Covered Person will be required to certify that the arrangement is 100% discretionary.

F.	Restrictions

1. BNP Paribas Securities. In addition to the general rules described above, Transactions in BNP Paribas Securities are limited to authorized periods of six (6) weeks beginning on the day of an just after the publication of the BNP Paribas Group’s quarterly financial results. These restrictions shall apply to Transactions in all BNP Paribas Securities including those acquired within the framework of a Company Savings Plan or, directly or indirectly, as part of any type of additional remuneration.

2. Holding Period. All personal dealing Transactions are subject to a 30 day holding period. Covered Persons and Related Persons may not therefore enter into any opening position which is not capable of being held for at least 30 days and may not close out of a position within 30 days, unless specifically approved, in writing, by the Compliance Department. This requirement is waived for index options and futures. In special circumstances, e.g., unusual market volatility, the holding period may be waived by the Compliance Department. Individual requests for a waiver of the holding period must be submitted to the Compliance Department in writing and will be granted only in cases where good cause is shown.

3. Options and short selling. The short sale of BNP Paribas Securities, the buying of puts, the selling of calls or the trading of warrants or any other derivatives that are referenced to BNP Paribas Securities is strictly prohibited.

4. Confidential Information. Covered Persons and Related Persons are prohibited from trading in Confidential Information (including, but not limited to, Inside Information and Proprietary Information). Covered Persons and Related Persons are also prohibited from procuring another person to enter into a Transaction or from providing relevant information to another person, if it is likely that they will carry out a Transaction on the basis of that information.

NOTE: Covered Persons and Related Persons should also note that they are prohibited from carrying out any Transaction indirectly, if the direct Transaction would be prohibited by these rules.

G.	Violations of Personal Account Dealing Policy.

All Covered Persons must follow the policies contained herein with respect to trading in any account. Failure to comply with these policies may result in:

•	disciplinary action against the Covered Person ranging from a warning to suspension of trading privileges to termination of employment;

•	Transactions being reversed or profits disgorged;

•	disciplinary actions by a regulatory body, ranging from sanctions to suspensions, fines and prohibition from working in the securities industry; and/or

•	prosecution by securities regulators for Insider Trading and/or other Federal Securities Laws violations

Transactions will be monitored by the Compliance Department to ensure compliance with the pre-approval policy. Breaches of these rules and any disciplinary action taken by BNP Paribas against the Covered Person may be communicated to regulators, clients and others as applicable.

H.	Required Reports of Securities Transactions, Holdings and Accounts.

1. Initial reporting of Securities Holdings. Each Covered Person on behalf of themselves and their Related Persons shall make an initial report no later than ten days after becoming a Covered Person by completing the form attached hereto as Exhibit 6. Please note that, along with Exhibit 6, Covered Persons on behalf of themselves and their Related Persons must submit their last monthly account statements for all Reportable Accounts.

2. Quarterly Reporting of Transactions and New Accounts. Each Covered Person on behalf of themselves and their Related Persons shall make a quarterly report no later than thirty days after the end of the calendar quarter by completing the form attached hereto on Exhibit 5. Exempt Transactions, other than Transactions specified in H 4. below must be reported. Please note that, regardless of whether any Transactions were executed, Covered Persons on behalf of themselves and their Related Persons must submit account statements covering all Reportable Accounts for the relevant quarter.

Covered Persons on behalf of themselves and their Related Persons must complete Exhibit 5 with respect to any new account established during the quarter. As explained above, any new Discretionary Accounts opened during the quarter must be disclosed to the Compliance Department along with a copy of the management agreement. Finally, the Covered Person will be required to certify that the arrangement is 100% discretionary.

3. Annual reporting of Securities holdings. Covered Persons on behalf of themselves and their Related Persons shall complete Exhibit 6 for all holdings. Please note that, along with Exhibit 6, Covered Persons (and their Related Persons) must submit account statements for all Reportable Accounts.

4. Exceptions from Reporting and Preapproval Requirements.

Reporting (initial, annual and quarterly reports) and pre-approval is not required with respect to:

•	securities held and Transactions in Discretionary Accounts or any other account over which the Covered Person or Related Person has no direct or indirect influence or control, or

•	automatic dividend reinvestment and stock purchase plans.

Pre-approval is not required with respect to:

•

involuntary transactions that result from a corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.). But if a Covered Person is asked to make an election in as corporate action, the transaction does require preclearance.

Any Covered Person wishing to seek an exemption from the pre-approval requirement for a Transaction not covered by these exceptions that has similar characteristics should submit a request in writing to the Chief Compliance Officer or delegee.

VII.	RESPONSIBILITY FOR ADMINISTRATION OF THE CODE

The Chief Compliance Officer shall be responsible for the administration of this Code of Ethics and shall take all steps necessary to implement the provisions of the Code, including, but not limited to, the following:

A. Review of Reports Filed. Reviewing all reports filed under the Code, determining whether all required reports have been filed and obtaining from Covered Persons copies of any overdue reports that have not yet been filed.

B. Remedial Actions and Sanctions for Violations of the Code. Determining whether the conduct of a Covered Person has violated any provision of the Code and, after consultation with other members of management of the relevant Firm as necessary, deciding on the appropriate action to be taken in response to any such violation.

C. Notification of Reporting Obligation. Identifying all Covered Persons and informing such Covered Persons of their reporting obligations pursuant to this Code of Ethics.

All Covered Persons are required to report any suspected violations of the Code to the Chief Compliance Officer. The Compliance Department may waive any requirement of this Code of Ethics in special circumstances, whether pursuant to a request or otherwise. All exceptions to or waivers of the policies in this Code of Ethics will be documented and retained by the Compliance Department.

VIII. RECORDKEEPING REQUIREMENTS

The Chief Compliance Officer or delegee shall preserve in an easily accessible place:

A. A copy of this Code of Ethics and any prior version that was in effect at any time within the past five years;

B. A list of all persons, currently or within the past five years, who are or were required to make reports pursuant to this Code of Ethics or who are or were responsible for reviewing these reports;

C. A copy of each report made pursuant to this Code of Ethics for at least five years after the end of the fiscal year in which the report was made;

D. A record of any violation of this Code of Ethics and any action taken thereon for five years after the end of the fiscal year in which the violation occurred;

E. A record of any decision, and the reasons supporting the decision, to approve Transactions by Covered Persons in securities, Derivatives, or foreign exchange contracts requiring approval in accordance with this Code of Ethics for at least five years after the end of the fiscal year in which the approval decision was made; and

F. A copy of each annual certification report made pursuant to Rule 17j-1(c)(2)(ii) of the Investment Company Act for at least five years after the end of the fiscal year in which the report was made.

The Chief Compliance Officer or delegee is responsible for maintaining records in a manner to safeguard their confidentiality. Each Covered Person’s records will be accessible only to the Covered Person, the Chief Compliance Officer or her delegee and senior management of the relevant Firm.

IX.	FREQUENTLY ASKED QUESTIONS

Question 1

Q:	Can a Covered Person satisfy the initial or annual holdings report requirement by filing a copy of a securities account statement?

A:	Yes. Covered Persons and their Related Persons will generally satisfy this requirement by attaching the account statements directly to Exhibit 6.

Question 2

Q:	Must a Covered Person file a transaction report for securities acquired through a gift or inheritance?

A:

Yes. A Covered Person must report any Transaction (including a purchase or other acquisition) in a security in which the person had any direct or indirect Beneficial Ownership unless the Transaction is not subject to the reporting requirements.

Question 3

Q:	Must a Covered Person report the holdings and Transactions of his or her spouse?

A:

Yes, a Covered Person must report any Transactions, including the direct or indirect acquisition of Beneficial Ownership of securities (other than holdings and Transactions in accounts not subject to the reporting requirements) held by the non-separated spouse or any other Related Person.

Question 4

Q:	Must a Covered Person report holdings of or Transactions in securities by ESOPs, or pension or retirement plans (“plans”) in which the Covered Person participates?

A:

Yes, if the Covered Person has a direct or indirect Beneficial Ownership interest in securities held by the plan. A Covered Person who holds securities as a beneficiary of a trust over which he or she exercises investment control, such as a 401(k) or other participant-directed employee benefit plan, would be considered to be a beneficial owner of securities in the plan.

Question 5

Q:	May a Covered Person invest in funds managed by BNPP IP?

A:	Yes, subject to complying with the pre-approval requirement under Section VI. C. above, and the restriction on short-term trading under Section VI, paragraph F above.

Question 6

Q:

Must a Covered Person report holdings of or Transactions in securities under employee stock ownership plans, including plans relating to BNP Paribas shares, or pension or retirement plans (“plans”) in which the Covered Person participates?

A:

Yes, if the Covered Person has a direct or indirect Beneficial Ownership interest in securities held by the plan. A Covered Person who holds securities as a beneficiary of a trust over which he or she exercises investment control, such as a SIPP or other participant-directed employee benefit plan, would be considered to be a beneficial owner of securities in the plan.

General Overview of Pre-Approval and Reporting

Security Type:	Holdings Reports Required (Initial and Annual)	Quarterly Reporting Required	Pre-Approval Required
Fixed Income Securities (U.S. Treasury securities are exempt from the Pre-Approval requirement only)	Y	Y	Y (except those with a cost basis of US$50,000 or less in the same issuer, aggregated within a thirty calendar period.)

IPOs	Y	Y	Y

BNP Paribas DSPP Shares (purchases)	Y	Y	Purchases N Sales Y

Limited Offerings (e.g., Hedge Funds)	Y	Y	Y

Derivative Transactions (e.g., purchase of futures contract)	Y	Y	Y

Index Options (traded on an equity exchange)	Y	Y	N

Currency Transactions	Y	Y	N

Commodities	Y	Y	Y

Exchange Traded Funds organized as open-end funds	Y	Y	N

Exchange Traded Funds organized as unit investment trusts	Y	Y	Y

Equity Securities	Y	Y	Y (except Transactions of fewer than 500 shares, aggregated within a 30 day calendar period, in any listed or whose market capitalization is US$5 billion or greater)

Options on Equity Securities	Y	Y	Y

Mutual Funds Advised or Sub-Advised by BNPP IP	Y	Y	Y

Mutual Funds Advised by Third Party Managers	Y	Y	N

Bank Certificates of Deposit, Commercial Paper and High Quality, Short-Term Debt Instruments, including Repurchase Agreements, Obligations of the US Government	Y	Y	N

B. CONTINUING EDUCATION AND TRAINING

Each Firm will provide opportunities for appropriate industry and professional continuing education and training for its employees. Employees are strongly encouraged to satisfy certain minimum annual continuing education and training requirements. Additionally, each Firm will also provide continuing education training for its employees, including anti-money laundering and other training. Despite the fact that no Firm’s activities involve directly the “handling” of transactions that may involve money laundering, it is important for all employees of financial organizations which serve clients to be knowledgeable of the contents and vigilant in the implementation of sound anti-money laundering policies. The Firms may engage external service providers to provide such continuing education and training and may also rely on internal resources and seminars. The Chief Compliance Officer will on an annual basis circulate a Firm-wide memorandum encouraging employees to participate in continuing education and training opportunities. Each employee is required to complete an Annual Training Sheet (in the form of Exhibit 10 hereto) to indicate, and to permit each Firm to monitor, his or her annual continuing education and training. As a general matter, it is expected that employees will be asked to complete the Annual Training Sheet at the same time as they are required to provide their annual certification of compliance with the provisions of the Code of Ethics.

EXHIBIT 1

Code of Ethics

Initial Certificate of Receipt

I                    certify that I have received and reviewed a copy of the Code of Ethics of the BNP Paribas Investment Partners Group USA and that I understand the requirements therein and agree to be bound by its terms. I also certify that I have provided my Initial Report of Securities Holdings and completed the Outside Activity Disclosure Form included in this Code of Ethics as Exhibits 6 and 9, respectively.

Date	Signature of Covered Person

EXHIBIT 2

Code of Ethics

Annual Compliance Certificate

I                     certify that I have received and read a copy of the Code of Ethics of the BNP Paribas Investment Partners Group USA and agree to be bound by the Code of Ethics. I further certify that I have complied with the Code of Ethics and understand that any such breach of the Code of Ethics is grounds for immediate dismissal for cause. I also certify that I have met all the reporting requirements of the Code of Ethics, including reporting securities transactions and holdings, and any new securities accounts opened during the year, as to which I have any Beneficial Ownership as described in the Code. If I have, or have Beneficial Ownership of, a Discretionary Account, I certify that I do not have or share the power to make investment decisions, nor have I attempted to influence the securities trading in such Discretionary Account.

Date	Signature of Covered Person

EXHIBIT 3

Quarterly Report of Gifts Valued Over $100 and Entertainment Valued Over $250

Employee:

Quarter:

Please list all Gifts and Entertainment given or received9 by you in your capacity as an employee of one of the BNPP IP N.A. investment advisory firms:

Date	Person/Company Giving Gift or Entertainment	Description of Gift or Entertainment	Estimated Value

Supervisor approval obtained?	☐	Yes	☐	No

Compliance approval obtained?	☐	Yes	☐	No

(for Gifts in excess of $200 or Entertainment in excess of $500)

I have NOT given Gifts to or from, or entertainment of or by, government officials and pension plan officials (public and private plans):

If so, please provide details below:

Covered Person’s signature:

Date:

[9]

As explained in the Gifts and Entertainment Policy in the BNPP IP N.A. Code of Ethics, all Gifts and Entertainment given or received between a Covered Person and a particular individual or entity during a quarter which are individually less than $100 (in the case of Gifts) or $250 (in the case of Entertainment) shall be aggregated for Gift and Entertainment Approval and Reporting purposes in determining the $100 Gift or $250 Entertainment thresholds.

EXHIBIT 4

REQUEST FOR PRE-APPROVAL FOR TRANSACTIONS IN

FIXED INCOME SECURITIES

EQUITY SECURITIES

DERIVATIVE and COMMODITY TRANSACTIONS

INITIAL PUBLIC OFFERINGS OR

LIMITED OFFERINGS

Employee:

Purchase or Sell (circle one)

Expected execution date	Account # and Account Holder’s name	Dealer/Broker	Number of Shares/ Principal Amount	Security description

If this is a closing Transaction, the date the original position was acquired:

I hereby declare that the proposed Transaction will in no way represent a Conflict with BNPP IP’s personal account dealing rules. I also confirm that I have no inside information nor other confidential information about the selected investment, nor information which may give rise to a Conflict of Interest. I also acknowledge that failure to comply with the personal account dealing rules, or any written amendment, may constitute an act of gross misconduct and may result in disciplinary action.

Covered Person’s signature:

Date:

Approved by:
Chief Compliance Officer (or delegee)

Approved by:[1][0]
[Investment Personnel’s Supervisor (or delegee)]

Pre-Approval expires on:

[10]	Investment Personnel requesting Pre-Approval must obtain approval from (i) the respective Investment Personnel’s Supervisor or delegee, and (ii) the Chief Compliance Officer or her delegee.

EXHIBIT 5

QUARTERLY REPORT OF PERSONAL INVESTMENT TRANSACTIONS AND NEW INVESTMENT ACCOUNTS

Quarter Ending

Instructions:

1. Report all Transactions engaged in during the quarter, except for Exempt Transactions,* which need not be reported.

2. Report securities acquired by gift or inheritance.

3. Report any new Reportable Accounts opened, including Discretionary Accounts.**

4. Attach account statements covering the relevant period for all Reportable Accounts.***

Name (please print):

Please check as applicable (refer to note below):	☐	No Transactions to report.	☐	Transactions to report as follows:

*

Exempt Transactions which need not be reported include: (1) Transactions in Discretionary Accounts or any other account over which the Covered Person or Related Person has no direct or indirect influence or control, and (2) Transactions in automatic dividend reinvestment and stock purchase plans.

Has a new account** been opened during the past quarter (include all accounts)?	Yes	No

If the answer to the question above is yes, please indicate the following:

Name of Broker:	Account Number:	Date Account Established:

Discretionary	Non-Discretionary

**

Any new Discretionary Accounts opened during the quarter must be disclosed to the Compliance Department along with a copy of the management agreement. The managing institution will be required to confirm that the arrangement is 100% discretionary.

***	Account statements covering the relevant period for all Reportable Accounts must be provided regardless of whether any Transactions were executed.

*            *             *

I hereby declare that the foregoing Transaction will in no way represent a conflict with the personal account dealing rules set forth in the Code of Ethics and I have no inside information nor other confidential information about the selected investment, nor information which may give rise to a Conflict of Interest. I also certify that I have met all the reporting requirements of the Code of Ethics, including reporting securities transactions and holdings, and any new securities accounts opened during the quarter, as to which I have any Beneficial Ownership as described in the Code. I also acknowledge that failure to comply with the personal account dealing rules, or any written amendment, may constitute an act of gross misconduct and may result in disciplinary action. If I have, or have Beneficial Ownership of, a Discretionary Account, I certify that I do not have or share the power to make investment decisions, nor have I attempted to influence the securities trading in such Discretionary Account.

Signature:	Date:

Revised October, 2011

EXHIBIT 6

Initial and Annual Report of Securities Holdings

Name (please print)

I. Please provide account statements that identify all securities currently held by you for all Reportable Accounts, except securities in Discretionary Accounts or any other account over which the Covered Person or Related Person has no direct or indirect influence or control.

II. If you hold securities that need not be reported as defined above (i.e., Discretionary Accounts), please identify the name of any broker, dealer or bank with whom you maintain an account in which these securities are held:

Broker/Dealer or Bank

Check here if	Initial Report
Annual Report

I also certify that I have met all the reporting requirements of the Code of Ethics, including reporting securities transactions and holdings, and any new securities accounts opened during the quarter, as to which I have any Beneficial Ownership as described in the Code. I also acknowledge that failure to comply with the personal account dealing rules, or any written amendment, may constitute an act of gross misconduct and may result in disciplinary action. If I have, or have Beneficial Ownership of, a Discretionary Account, I certify that I do not have or share the power to make investment decisions, nor have I attempted to influence the securities trading in such Discretionary Account.

Signature:	Date:

EXHIBIT 7

INITIAL AND ANNUAL EMPLOYEE DISCLOSURE INFORMATION STATEMENT

A. In the past ten years, have you:	YES	NO

(1) been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	☐	☐

(2) been charged with any felony?	☐	☐

B. In the past ten years have you:

(1)     been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

	☐	☐

(2) been charged with a misdemeanor specified above?	☐	☐

C. Has the Commodity Futures Trading Commission (CFTC), Financial Services Authority (UK) (FSA), Financial Services Agency (Japan) (FSA), Monetary Authority of Singapore (MAS), National Futures Association (NFA), Ontario Securities Commission (OSC) or the Securities and Exchange Commission (SEC), ever:

(1) found you to have made a false statement or omission?	☐	☐

(2) found you to have been involved in a violation of its regulations or statutes?	☐	☐

(3) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	☐	☐

(4) entered an order against you in connection with investment-related activity?	☐	☐

(5) imposed a civil money penalty on you or ordered you to cease and desist from any activity?	☐	☐

D. Has any other regulatory agency or financial regulatory authority:

(1) ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?	☐	☐

(2) ever found you to have been involved in a violation of investment-related regulations or statutes?	☐	☐

(3) ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	☐	☐

(4) in the past ten years, entered an order against you in connection with investment-related activity?	☐	☐

Revised October, 2011	26

	YES	NO

(5) ever denied, suspended, or revoked your registration or license or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?	☐	☐

E. Has any self-regulatory organization or commodities exchange ever:

(1) found you to have made a false statement or omission?	☐	☐

(2) found you to have been involved in a violation of its rules?	☐	☐

(3) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	☐	☐

(4) disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?	☐	☐

F. Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?	☐	☐

G. Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any questions referenced above?	☐	☐

H. (1) Has any court:

(a) in the past ten years, enjoined you in connection with any investment-related activity?	☐	☐

(b) ever found that you were involved in a violation of investment-related statutes or regulations?	☐	☐

(c) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a financial regulatory authority?	☐	☐

(2) Are you now the subject of any civil proceeding that could result in an answer of yes to the above questions?	☐	☐

Signature:

Print Name:

Date:

*	If any of the above information should change, you are responsible for updating the information and notifying the Compliance Department or the Director of Administration.

EXHIBIT 8

Code of Ethics

Certificate of Receipt – Amended Code of Ethics

I                      certify that I have received and reviewed a copy of the amended Code of Ethics of the BNP Paribas Investment Partners Group USA, and that I understand the requirements therein and agree to be bound by its terms.

Date	Signature of Covered Person

EXHIBIT 9

Outside Activity Disclosure Form

Name of Employee:

Disclosure of Outside Activity:

Do you hold any office, directorship, employment or other position in an outside organization (for-profit or charitable)?

☐	Yes	☐	No

If the above has been marked “YES” please complete the remaining portion of the form for each organization.

Name of Organization:

Position(s) Held:

Business of the organization(s):

If officer or director, list the amount of compensation:

Do you hold more than 5% financial interest in any outside venture (including publicly held corporations):

Name of venture(s):

Business of the organization(s):

Does any organization or venture listed above compete or do business directly or indirectly with the BNP Paribas Group of Companies.

If so, explain:

Are your responsibilities for any of the organizations or ventures listed above similar to or potentially affected by your current responsibilities at BNPP IP Group of Companies? If so, explain:

Review of Disclosed Outside Interest:

Approved by:
Chief Compliance Officer (or delegee)

EXHIBIT 10

Annual Training Sheet

Employee

Last Name

First name

Description/Title of Continuing Education Courses and/or Seminars	Duration	Completion Date

Total Hours

Employee’s Signature

EXHIBIT 11

QUARTERLY REPORT OF POLITICAL CONTRIBUTIONS
Quarter Ending

Instructions:

1. Report all Contributions11 made during the quarter.

Name (please print):

Please check as applicable (refer to note below):	☐	No Contributions to report.	☐	Contributions to report as follows:

CONTRIBUTIONS	Date	Contribution Amount	Name of Candidate or Official	State or Locality of Official or Candidate

*            *             *

I hereby declare that the foregoing transaction will in no way represent a conflict with the Political Contributions Policies and Procedures and I have not made any Contribution or performed any other prohibited act, directly or indirectly, with the intention of influencing any elected official or candidate to take any course of action that is not permitted by applicable legal or regulatory requirements. I also acknowledge that failure to comply with the Political Contributions Policies and Procedures, or any written amendment, may constitute an act of gross misconduct and may result in disciplinary action.

[11]

The Political Contributions Policies and Procedures covers Contributions made by each employee and by the employee’s spouse, dependent children and relatives, as well as any other person residing in the same household as such employee. Note that the aforementioned policies and procedures also prohibit persons from doing indirectly what they are prohibited from doing directly.

Revised October, 2011	31